Exhibit 99

Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG CORP. SETS EARNINGS RELEASE AND CONFERENCE CALL DATES
FOR FIRST QUARTER 2015 RESULTS

NASHVILLE, Tenn. (April 10, 2015) - AmSurg Corp. (Nasdaq: AMSG) today announced it will release its first quarter 2015 financial results on Tuesday, May 5, 2015, after the market closes. The Company will also host a conference call at 9:00 a.m. Eastern Time on Wednesday, May 6, 2015. The live broadcast of AmSurg Corp.’s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations. The on-line replay will follow shortly after the call and continue for 30 days.

AmSurg Corp. operates an Ambulatory Services business that acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the U.S. AmSurg also operates a Physician Services business, Sheridan, that provides outsourced physician services in multiple specialties to hospitals, ASCs and other healthcare facilities, primarily in the areas of anesthesiology, children’s services, emergency medicine and radiology. Through these businesses as of December 31, 2014, AmSurg owned and operated 246 ASCs in 34 states and provides physician services in 24 states, employing more than 2,800 physicians and other healthcare professionals.

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